Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934
                                                    (Amendment No. __)

Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                                CALIFORNIA PRO SPORTS, INC.
                               (Name of Registrant as Specified In Its Charter)

                                                CALIFORNIA PRO SPORTS, INC.
                                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(I)(2).
[ ]      $500 per each party to the controversy pursuant to Exchange Act Rule
 14a-6(I)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:

                                                   APPOINTMENT OF PROXY

                                                CALIFORNIA PRO SPORTS, INC.
                               Special Meeting of Stockholders -- July 15, 1998

      The undersigned hereby appoints HENRY FONG and BARRY HOLLANDER and each of them (with full power to act without the other), the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of stock of CALIFORNIA PRO SPORTS, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Meeting") of CALIFORNIA PRO SPORTS, INC., to be held at 1221-B South Batesville Road, Greer, South Carolina 29650, on July 15, 1998, at the hour of 10:00 a.m., local time.

      1. FOR [ ] WITHHOLD [ ] an amendment to the Certificate of Incorporation to effect a one-for-three reverse common stock split.

      2. FOR [ ] WITHHOLD [ ] an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000 shares.

              FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

      3. FOR [ ] WITHHOLD [ ] Proposal to Adjourn the Special Meeting to Another Date or Place for the purpose of soliciting additional proxies.

              FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

      4. Upon all such other matters that may promptly be brought before such Meeting, as to which the undersigned hereby confers discretionary authority upon said proxies.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE SHARES
REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS, OR, IF A
 CONTRARY INSTRUCTION IS INDICATED
IN ACCORDANCE WITH SUCH INSTRUCTIONS.

      All other proxies heretofore given by the undersigned to vote shares of stock of CALIFORNIA PRO SPORTS, INC. which the undersigned would be entitled to vote if personally present at said Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof.

      NOTE: Please date this proxy and sign it exactly as your name or names appear on your shares. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.



                                  (Date)



                                   (Signature)



                                   (Signature)

                                                CALIFORNIA PRO SPORTS, INC.
                                               1221-B South Batesville Road
                                               Greer, South Carolina  29650



                                                 NOTICE OF SPECIAL MEETING



                                                        To Be Held

                                                       July 15, 1998

    NOTICE IS HEREBY GIVEN, in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, that a special meeting of the stockholders (the "Meeting") of California Pro Sports, Inc., a Delaware corporation (the "Company"), whose principal executive offices are located at 1221-B South Batesville Road, Greer, South Carolina 29650, will be held as follows:

    Place:                                        Corporate Offices
                                                  1221-B South Batesville Road
                                                  Greer, South Carolina  29650

    Date:                                         July 15, 1998

    Time:                                         10:00 a.m.

    The purpose of the Meeting is as follows:

             1. To seek approval of the Stockholders of an amendment to the Company's Certificate of Incorporation to effect a one-for-three reverse split of the Company's common stock. (Passage of this proposal requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon.)

             2. To seek approval of the Stockholders of an amendment to the Company's Certificate of Incorporation to increase the number of shares authorized common stock from 10,000,000 to 20,000,000. (Passage of this proposal requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class.)

             3. To adjourn the Special Meeting to another date and place for the purpose of soliciting additional proxies.

             4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on June 18, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

    Shares can be voted at the Meeting only if the record holder thereof is present at the meeting or represented by proxy. To ensure the presence of a quorum at the Meeting, you are requested to sign and date the accompanying Appointment of Proxy and return it promptly in the enclosed return envelope. The giving of such Appointment of Proxy will not affect your rights to vote in person in the event you attend the Meeting.

                                            By Order of The Board of Directors



June 18, 1998
                                                         Barry S. Hollander
                                                         Acting President

                                                CALIFORNIA PRO SPORTS, INC.
                                               1221-B South Batesville Road
                                               Greer, South Carolina  29650

                                                      PROXY STATEMENT

                                               Mailing Date:  June 18, 1998


                                              SPECIAL MEETING OF STOCKHOLDERS



                                                 To Be Held July 15, 1998

General

         This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share (the "Common Stock"), and the series A Convertible Preferred Stock, par value $.01 (the "Series A Preferred") of California Pro Sports, Inc. (the "Company"), on behalf of the Company, in connection with its solicitation of Appointments of Proxy in the form enclosed herewith for use at a special meeting of stockholders (the "Meeting") to be held on July 15, 1998, and at any adjournments thereof. The Meeting will be held at 10:00 a.m. local time, on the above date, at the Company's principal executive offices, located at 1221-B South Batesville Road, Greer, South Carolina 29650. The matters to be acted upon at the Meeting are set forth in the accompanying Notice of Meeting.

         The cost of this solicitation of Appointments of Proxy will be borne by the Company. In addition to the solicitation of Appointments of Proxy by mail, certain officers, directors and regular employees of the Company, without additional remuneration, may solicit Appointments of Proxy personally or by telephone, telegraph or cable. Arrangements will also be made with brokerage firms and other nominee holders for forwarding proxy materials to the beneficial owners of shares of the Common Stock and the Preferred Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

Voting of Appointments of Proxy

         The persons named in the enclosed Appointment of Proxy as proxies to represent stockholders at the Meeting are Henry Fong and Barry Hollander. An Appointment of Proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, that Appointment of Proxy will be vote FOR Proposals 1, 2, 3 and 4 described herein. On any other matters that may come before the meeting, each Appointment of Proxy will be voted in accordance with the best judgment of the proxies.

Revocability of Appointments of Proxy

         An Appointment of Proxy may be revoked by the stockholder at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed Appointment of Proxy bearing a later date, or by attending the Meeting and announcing his intention to vote in person.

Record Date and Voting Rights

         The close of business on June 18, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only those stockholders of record on that date will be entitled to vote on the proposals described herein.

         The voting securities of the Company are the shares of its Common Stock, of which 7,290,711 shares were issued and outstanding as of May 31, 1998, and its shares of Class A Preferred Stock, of which 1,327,606 shares were issued and outstanding as of May 31, 1998. All outstanding shares of common stock and Class A Preferred Stock are entitled to one vote, on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

         Set forth below is certain information as of May 31, 1998, with respect to ownership of the Company's Common and Preferred Stock held of record or beneficially by (i) the Company's executive officers of the Company, (ii) each director of the Company, (iii) each person who owns beneficially more than five percent of the Company's outstanding Common or Preferred Stock; and (iv) all directors and executive officers as a group:

                                                                    Percentage                       Percentage
                                                   Number of         Owned of       Number of         Owned of
Name and Address                                    Common            Common        Preferred         Preferred
of Beneficial Owner                              Shares Owned         Shares      Shares Owned         Shares

Henry Fong                                      890,858(1)                  11.7        30,167              2.3
2401 PGA Blvd., Suite 280F
Palm Beach Gardens, FL 33410

Michael S. Casazza                                 349,666(2)                4.7            --               --
906 Thornblade Blvd.
Greer, South Carolina  29650

Resource Preservation, LLC                            426,280                5.8        68,327              5.1
c/o Fred LeBaron
Ross & Hardies
150 N. Michigan Ave.
Suite 2500
Chicago, IL  60601



                                                            2




CLB Investment Corp.                                       --                 --       214,691             16.2
c/o Dave Schaper
11 Oxford Drive
Lincolnshire, IL  60069

Barry S. Hollander (Officer)                           41,800                 .6        18,500              1.4
1221-B South Batesville Road
Greer, South Carolina  29650

Brian C. Simpson                                           --                 --            --               --
15 Langhams Way
Wargrave, Berkshire
RG 10 8AX U.K.

Hung-Chang Yang (Director)                                 --                 --            --               --
First Floor, No. 16
Lane 238
Taipei, Taiwan

USA Skate Corporation                                  86,000                1.8       750,471             67.1
1221-B South Batesville Road
Greer, SC  29650

All directors and executive                        932,658(1)               12.3        48,667              3.7
officers as a group(4 persons)
------------------------

(1) Includes warrants currently exercisable to acquire 298,600 shares of Common Stock and 48,636 shares of Common Stock owned by a charitable trust of which Mr. Fong and his spouse are trustees.

(2) Includes warrants currently exercisable to acquire 201,400 shares of Common Stock.

                                                      PROPOSAL NO. 1:
                AMENDMENT OF CERTIFICATE OF INCORPORATION - REVERSE STOCK SPLIT

         The Board of Directors has approved a 1-for-3 reverse stock split of the Company's Common Stock. The purpose of the reverse stock split is to increase the trading price of the Common Stock to make it more attractive for investment. The Board of Directors believes that many brokerage firms will not be make a market in or recommend equity Securities to their clients which trade below $5.00 per share. The Company's Common Stock is traded under the symbol "CALP." As of June 3, 1998 the closing bid price of the Common Stock was 1 7/16 per share.

         Under the proposed amendment, each outstanding three shares of Common Stock will be reclassified as one new share of Common Stock. Cash will be paid in lieu of fractional shares. The effect on the Company's financial statements of the reverse stock split will be to increase of additional paid-in capital by approximately $48,605, and to decrease the common stock amount on the financial statements by a like amount.

         The above amendment to the Certificate of Incorporation requires the vote of a majority of the outstanding stock entitled to vote thereon. The Board of Directors recommends that the stockholders vote FOR this proposal.


                                                      PROPOSAL NO. 2:
                                     AMENDMENT OF CERTIFICATE OF INCORPORATION

GENERAL

         The Board of Directors has unanimously adopted a resolution to submit to the stockholders a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue from 10,000,000 to 20,000,000. The Board has determined that such an amendment (the "Amendment Proposal") is necessary.

         The full text, if amended as proposed, would read as follows:

         The total number of shares of capital stock which the Corporation has authority to issue is 25,000,000, of which 20,000,000 shall be common stock, $0.01 par value per share (hereinafter the "Common Stock") and of which 5,000,000 shall be preferred stock, $0.01 par value per share (hereinafter the "Preferred Stock").

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding Common Stock. However, because stockholders have no preemptive rights to purchase any additional shares of Common Stock, which may be issued, the issuance of additional shares will likely reduce the percentage interest of current stockholders in the total outstanding shares. The Amendment Proposal will not increase the number of shares of Preferred Stock authorized. The relative rights and limitations of the Common Stock and Preferred Stock would remain unchanged under the Amendment Proposal.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK

         If approved by the Company's Stockholders, the Amendment Proposal would increase the number of shares of Common Stock which the Company is authorized to issue from 10,000,000 to 20,000,000. The additional 10,000,000 shares, if and when issued, would have the same rights and privileges as the outstanding shares of Common Stock. See "Description of Securities -- Common Stock." Stockholders should note that if Proposal number 1, to effect a reverse stock split, is approved and effected the number of shares of outstanding Common Stock will be adjusted to approximately one-third the amounts set forth below.

         The Board of Directors recommends the proposed increase in the authorized number of shares of Common Stock to enable the Company to satisfy its obligations under the terms of the Class A Convertible Preferred Stock, and outstanding stock option grants. In addition, the approval of the Amendment Proposal would help ensure an adequate supply of authorized and unissued shares for (i) additional issuances under the Company's Stock Option Plan and other employee benefit plans, (ii) the raising of additional capital for the operations of the Company, and (iii) the satisfaction of the Company's contingent obligations to issue Common Stock. Except as described herein, there are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized and such shares would be available for issuance without further action by stockholders, unless required by the Company's Certificate of Incorporation, its Bylaws or applicable law. The Company is contemplating making certain acquisitions and at this time intends to acquire Imaginon, a California company engaged in the development of proprietary software for CD Rom, network and Internet users, but intends to seek stockholder approval for this specific acquisition at another stockholder meeting.

         The increase in the number of authorized shares of Common Stock has not been proposed for any anti-takeover purpose and the Board of Directors and members of management of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of its Common Stock. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board more difficult. Shares of authorized but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board in opposing a takeover attempt that the Board considers not to be in the best interests of the Company and its stockholders.

         If all outstanding options and warrants were exercised and all shares of the Class A and B Preferred Stock outstanding on May 31, 1998 were converted, approximately 16,682,860 shares of Common Stock would be outstanding. These share amounts are based upon the following formulas for each series of Preferred
Stock:

         Each share of Class A Preferred Stock is convertible, at the option of the holder thereof, into three shares of common stock.

         Each share of the Series B Preferred Stock is convertible, at the option of its holder, at any time, into a number of shares of Common Stock equal to $1,000 divided by the lower of (i) Sixty-five Percent (65%) of the average Market Price of the Common Stock for the five trading days immediately prior to the conversion date or (ii) the closing price on the conversion date, increased proportionally for any reverse stock split and decreased proportionally for any forward stock split or stock dividend.

         For purposes of the Class B Preferred Stock, market price for any date shall be the closing bid price of the Common Stock, on such date, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the closing bid price in the over-the-counter market if other than NASDAQ.

The following table summarizes this analysis:

Shares Outstanding--May 31, 1998................................................        7,290,711
Options Outstanding--May 31, 1998...............................................        1,120,000
Reserved for issuance to consultants............................................          266,667
Warrants Outstanding--May 31, 1998..............................................        2,689,331
Class A Convertible into Common Stock...........................................        3,982,818
Class B Convertible into Common Stock...........................................        1,333,333

Total issued or necessary for Issuance..........................................       16,682,860
Total Shares of Common Stock Available (Shortfall)..............................      (6,682,860)

                                                 DESCRIPTION OF SECURITIES

COMMON STOCK

          The Company's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of Common Stock, $.01 par value per share, of which 7,290,711 shares were outstanding as of May 31, 1998. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

Holders of Common Stock have no cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of share of Common Stock are entitled to share pro rate all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

          The transfer agent for the Common Stock is Corporate Stock Transfer, Inc., Denver, Colorado.

PREFERRED STOCK

          The Company's Certificate of Incorporation also authorizes the issuance of 5,000,000 shares of preferred stock, $.01 par value, of which 1,327,606 shares of Class A Preferred and 1,000 shares of Class B Preferred are outstanding. The Preferred Stock is convertible into shares of common stock, as described under the caption "Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock". The holders of Class B Preferred have a liquidation preference of $1,300 per share over the Common Stock and the Class A Preferred. Dividends on the Class B Preferred may be declared and paid if, when and to the extent determined from time to time by the Company's Board of Directors, provided that such dividends shall be declared with respect to the Series B Preferred Stock on par with dividends declared with respect to the Company's Common Stock. The Company does not expect to declare or pay such dividends in the foreseeable future. The Company may issue additional preferred stock in the future. The Company's Board of Directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.

          The Company considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or public placements, the provisions for preferred stock in the Company's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the Common Stock which would result in dilution of the income per share and net book value of the Common Stock. Issuance of additional Common Stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the Common Stock.

          In evaluating the Amendment Proposal, stockholders should consider the effect of certain other provisions of the Company's Article and Bylaws that may have anti-takeover consequences. These provisions include (i) the authorization of Preferred Stock, the terms of which may be fixed by the Board of Directors without further action of the Stockholders; and (ii) limitations on certain business combinations and acquisitions involving the Company.

VOTE REQUIRED; EFFECTIVE DATE OF PROPOSED AMENDMENT

          Passage of this proposal requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class. If the Amendment Proposal is approved, it will become effective upon the filing by the Company of Certificate of Amendment to the Company's Certificate with the Delaware Secretary of State, which is expected to be done as soon as practicable after stockholder approval is obtained.

                             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT PROPOSAL.

                                                      PROPOSAL NO. 3
                                                  APPROVAL OF ADJOURNMENT

          If a quorum is not obtained or if fewer shares are likely to be voted to approve the Proposal number 1 and 2 than the number required for approval, the Special Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purposes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter prior to the adjournment.

          If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to the Company's stockholders other than the announcement of such time and place at the Special Meeting. The affirmative vote of the holders of at least a majority of all votes cast at the Special Meeting is required to approve such adjournment. An adjournment of the Special Meeting may be necessary because the limited time between the mailing of the Proxy Statement and the Special Meeting may result in the lack of quorum at the Annual Meeting.

          If the Special Meeting is postponed or adjourned, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn.)

                    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                                                 THE ADJOURNMENT PROPOSAL.

                                                       OTHER MATTERS

          The Board of Directors knows of no other business which will be brought before the Meeting. Should other matters properly come before the Meeting, the proxies will vote all Appointments of Proxy received according to their best judgment on such matters.

                                            BY ORDER OF THE BOARD OF DIRECTORS




June 18, 1998